Exhibit 23.11

Consent of Independent Auditors

The Board of Directors
Apple REIT Nine, Inc.
Richmond, Virginia

          We consent to the use in this Post-Effective Amendment on Form S-11 of our report dated February 15, 2007 related to the combined financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. as of and for the year ended December 31, 2006, incorporated by reference herein and to the reference to us under the heading “Experts” in such Post-Effective Amendment.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
October 18, 2010